Exhibit 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION ANNOUNCES OFFERING OF SENIOR NOTES

LONDON, December 13, 2016 - Noble Corporation plc (“Noble”) (NYSE: NE) announced today that its indirect, wholly-owned subsidiary, Noble Holding International Limited (“NHIL”), has commenced an offering of senior unsecured notes. Noble Corporation, a Cayman Islands exempted company (“Noble-Cayman”) and an indirect, wholly-owned subsidiary of Noble, will fully and unconditionally guarantee the notes on a senior unsecured basis. NHIL intends to use the net proceeds, together with cash on hand, to pay the purchase price and accrued interest (together with fees and expenses) in the tender offers (the “Tender Offers”) to purchase for cash up to $500,000,000 aggregate purchase price, excluding accrued interest, of NHIL’s 4.90% Senior Notes due 2020 (the “2020 Notes”), 4.625% Senior Notes due 2021 and 3.95% Senior Notes due 2022. If the Tender Offers, which are subject to market conditions and other factors, including a $200 million cap with respect to the 2020 Notes, are not consummated, or the aggregate purchase price of the notes tendered in the Tender Offers and accepted for payment is less than the net proceeds of the offering, NHIL will use the remainder of those proceeds for general corporate purposes, which may include the retirement of debt, including the purchase of debt in open market or privately negotiated transactions.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., DNB Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are acting as the joint book-running managers. Copies of the prospectus supplement and prospectus may be obtained from Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, 1-800-221-1037, newyork.prospectus@credit-suisse.com. The documents are also available on the U.S. Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus supplement and prospectus filed with the U.S. Securities and Exchange Commission. The prospectus and prospectus supplement are part of a shelf registration statement that has become effective under the U.S. Securities Act of 1933, as amended. This press release is not an offer to purchase or a solicitation of an offer to sell any of the notes subject to the Tender Offers. The Tender Offers are being made subject to the terms of an offer to purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of NHIL by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Disclosure Statement

Statements regarding activities or events that Noble believes will or may occur in the future, including statements about the intended use of proceeds or other aspects of the notes offering, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, delays in the construction of newbuilds, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, market conditions, the future price of oil and gas and other factors detailed in Noble’s most recent Form 10-K, Form 10-Qs and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Noble-Cayman is an indirect, wholly-owned subsidiary of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales. Noble-Cayman performs, through its subsidiaries, contract drilling services with a fleet of 30 offshore drilling units located worldwide.

NHIL is an indirect, wholly-owned subsidiary of Noble-Cayman. NHIL performs, through its subsidiaries, worldwide contract drilling services with a fleet of offshore drilling units located worldwide.

NC-797

12/13/2016

For additional information, contact

Jeffrey L. Chastain,

Vice President - Investor Relations and Corporate Communications,

Noble Drilling Services Inc., 281-276-6383